The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



         Subject to Completion, Pricing Supplement dated August 16, 2000

PROSPECTUS Dated May 18, 2000                       Pricing Supplement No. 32 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-34392
Dated May 18, 2000                                                 Dated  , 2000
                                                                  Rule 424(b)(3)

                                   $25,000,000
                        Morgan Stanley Dean Witter & Co.
                           MEDIUM-TERM NOTES, SERIES C
                             Senior Fixed Rate Notes
                           ---------------------------

                       8% Reset PERQS due October 30, 2002
                          Mandatorily Exchangeable For
                      Shares of Common Stock of YAHOO! INC.

      Reset Performance Equity-linked Redemption Quarterly-pay SecuritiesSM
                                ("Reset PERQS SM")

The Reset PERQS will pay 8% interest per year but do not guarantee any return of principal at maturity. Instead the Reset PERQS will pay at maturity a number of shares of Yahoo! common stock based on the closing prices of Yahoo! common stock in October of 2001 and at maturity, in each case subject to a cap price.

o The principal amount and issue price of each Reset PERQS is $ , which is one-fifth of the closing price of Yahoo! common stock on the day we offer the Reset PERQS for initial sale to the public.

o     We will pay 8% interest (equivalent to $            per year) on the $
      principal amount of each Reset PERQS. Interest will be paid quarterly, beginning October 30, 2000.

o At maturity you will receive shares of Yahoo! common stock in exchange for each Reset PERQS at an exchange ratio. The initial exchange ratio is one-fifth of a share of Yahoo! common stock per Reset PERQS. However, if the price of Yahoo! common stock appreciates above the first year cap price for October 30, 2001 or the second year cap price for October 28, 2002, the exchange ratio will be adjusted downward, and you will receive an amount of Yahoo! common stock per Reset PERQS that is less than one-fifth of a share.

o     The first year cap price is $            , or        % of the closing
      price of Yahoo! common stock on the day we offer the Reset PERQS for initial sale to the public. If on October 30, 2001, the price of Yahoo! common stock is higher than the closing price of Yahoo! common stock on the day we offer the Reset PERQS for initial sale to the public, we will
      raise the cap price to        % of the closing price of Yahoo! common
      stock on October 30, 2001.  Otherwise the cap price will remain unchanged in the second year.  The maximum you can receive at maturity is
      Yahoo! common stock worth $           per Reset PERQS.

o Investing in Reset PERQS is not equivalent to investing in Yahoo! common stock.

o YAHOO! INC. is not involved in this offering of Reset PERQS in any way and will have no obligation of any kind with respect to the Reset PERQS.

o We will apply to list the Reset PERQS to trade under the proposed symbol "RYO" on the American Stock Exchange LLC.

You should read the more detailed description of the Reset PERQS in this pricing supplement. In particular, you should review and understand the descriptions in"Summary of Pricing Supplement" and "Description of Reset PERQS." "Performance Equity-linked Redemption Quarterly-pay Securities" and "PERQS" are our service marks.

The Reset PERQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-6.

                           ---------------------------

                             PRICE $ PER RESET PERQS

                           ---------------------------

                           Price                Agent's            Proceeds to
                          to Public(1)       Commissions          the Company(1)
Per Reset PERQS.......    $                     $                     $
Total.................    $                     $                     $

---------------------
(1)    Plus accrued interest, if any, from the Original Issue Date.

If you purchase at least 100,000 Reset PERQS in any single transaction and you comply with the holding period requirement described under "Supplemental Information Concerning Plan of Distribution" in this pricing supplement, the price will be $ per Reset PERQS (98.50% of the Issue Price). In that case, the underwriting discounts and commissions will be $ per Reset PERQS.


                           MORGAN STANLEY DEAN WITTER

                      (This page intentionally left blank)

                          SUMMARY OF PRICING SUPPLEMENT

      The following summary describes the Reset PERQS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

      The Reset PERQS offered are medium-term debt securities of Morgan Stanley Dean Witter & Co. The return on the Reset PERQS is linked to the performance of YAHOO! INC. common stock, which we refer to as Yahoo! Stock. The Reset PERQS also provide fixed quarterly payments at an annual rate of 8% based on the principal amount of each Reset PERQS. Unlike ordinary debt securities, Reset PERQS do not guarantee the return of principal at maturity. Instead the Reset PERQS pay a number of shares of Yahoo! Stock at maturity based on the performance of this stock, either up or down, subject to a maximum value in each year. We may not redeem the Reset PERQS prior to maturity.


Each Reset PERQS           We, Morgan Stanley Dean Witter & Co., are offering 8%
costs $                    Reset Performance Equity-linked Redemption
                           Quarterly-pay Securities(sm) due October 30, 2002,
                           which we refer to as the Reset PERQS(sm). The
                           principal amount and issue price of each Reset PERQS
                           is $   , which is one-fifth of the closing price of
                           Yahoo! Stock on the day we offer the Reset PERQS for initial sale to the public.

No guaranteed              Unlike ordinary debt securities, the Reset PERQS do
return of principal        not guarantee any return of principal at maturity.
                           Instead the Reset PERQS will pay an amount of Yahoo!
                           Stock based on the market price of Yahoo! Stock, either up or down, on October 30, 2001 and at maturity, in each case subject to a cap price.
                           Investing in Reset PERQS is not equivalent to investing in Yahoo! Stock.

8% interest on the         We will pay interest on the Reset PERQS, at the rate
principal amount           of 8% of the per principal amount year, quarterly on
                           each January 30, April 30, July 30 and October 30, beginning October 30, 2000. The interest rate we pay on the Reset PERQS is more than the current dividend rate on Yahoo! Stock. The Reset PERQS will mature on October 30, 2002.

Your appreciation          The appreciation potential of each Reset PERQS is
potential is capped        limited in each year by the cap price. The cap price
                           through October 30, 2001 is $    , or   % of the
                           closing price of Yahoo! Stock on the day we offer the
                           Reset PERQS for initial sale to the public ("First
                           Year Cap Price"). The cap price thereafter until
                           maturity ("Second Year Cap Price") will be the higher
                           of   % of the closing price of Yahoo! Stock on
                           October 30, 2001 and the First Year Cap Price. The maximum you can receive at maturity is Yahoo! Stock worth $ per Reset PERQS.

Payout at maturity         At maturity, for each $ principal amount of Reset
                           PERQS you hold, we will give to you a number of shares of Yahoo! Stock equal to the exchange ratio.
                           The initial exchange ratio is one-fifth of a share of Yahoo! Stock per Reset PERQS and may be adjusted as follows:

                                          First Year Adjustment

                           The exchange ratio will be adjusted downward if the market price of Yahoo! Stock exceeds the First Year Cap Price on October 30, 2001.

                           The adjusted exchange ratio will be calculated as follows:

New Exchange = Initial Exchange x        First Year Cap Price
   Ratio           Ratio          ----------------------------------------------
                                  Yahoo! Stock closing price on October 30, 2001

                           If the market price of Yahoo! Stock on October 30, 2001 is the same as or less than the First Year Cap Price, we will not adjust the exchange ratio at that time.

                                         Second Year Adjustment

                              The exchange ratio may be adjusted downward again at maturity, but only if the market price of Yahoo! Stock at maturity exceeds the Second Year Cap Price. The final exchange ratio will then be calculated as follows:

Final Exchange = Existing Exchange x        Second Year Cap Price
   Ratio             Ratio            ----------------------------------------
                                       Yahoo! Stock closing price at maturity

                              If the market price of Yahoo! Stock at maturity is the same as or less than the Second Year Cap Price, we will not adjust the Exchange Ratio at maturity.

                           On the next page, we have provided a table titled "Hypothetical Payouts on the Reset PERQS." The table demonstrates the effect of these adjustments to the exchange ratio under a variety of hypothetical price scenarios. You should examine the table for examples of how the payout on the Reset PERQS could be affected under these or other potential price scenarios. This table does not show every situation that may occur.

                           You can review the prices of Yahoo! Stock for the last three years in the "Historical Information" section of this pricing supplement.

                           During the life of the Reset PERQS, Morgan Stanley & Co. Incorporated or its successors, which we refer to as MS & Co., acting as calculation agent, will also make adjustments to the effective exchange ratio to reflect the occurrence of certain corporate events that could affect the market price of Yahoo! Stock. You should read about these adjustments in the sections called "Description of Reset PERQS--Exchange at Maturity," "--Exchange Factor" and "--Antidilution Adjustments."

The Calculation Agent      We have appointed MS & Co. to act as calculation
                           agent for The Chase Manhattan Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the exchange ratio and the cap prices and calculate the amount of Yahoo! Stock that you will receive at maturity.

No affiliation with        YAHOO! INC. is not an affiliate of ours and is not
YAHOO! INC.                involved with this offering in any way. The
                           obligations represented by the Reset PERQS are obligations of Morgan Stanley Dean Witter & Co. and not of YAHOO! INC.

More information on
the Reset PERQS            The Reset PERQS are senior notes issued as part of
                           our Series C medium-term note program. You can find a general description of our Series C medium-term note program in the accompanying prospectus supplement dated May 18, 2000. We describe the basic features of this type of note in the sections called "Description of Notes--Fixed Rate Notes" and "--Exchangeable
                           Notes."

                           For a detailed description of terms of the Reset PERQS, including the specific mechanics and timing of the exchange ratio adjustments, you should read the "Description of Reset PERQS" section in this pricing supplement. You should also read about some of the risks involved in investing in Reset PERQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity- linked notes such as the Reset PERQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the Reset PERQS.

How to reach us            You may contact your local Morgan Stanley Dean Witter
                           branch office or our principal executive offices at 1585 Broadway, New York, New York, 10036 (telephone number (212) 761-4000).

                     HYPOTHETICAL PAYOUTS ON THE RESET PERQS

      For each Reset PERQS, the following table illustrates, for a range of First Year Closing Prices and Maturity Prices, any adjustments we would make to the Exchange Ratio and the Second Year Cap Price and the resulting payout at maturity and total return on each Reset PERQS. The following assumptions were made:

o  Initial Price of Reset PERQS:  $27.00
o  Initial Yahoo! Stock Price:    $135.00
o  First Year Cap Price:          152% of the Initial Yahoo! Stock Price
o  Second Year Cap Price:         Greater of (x) 152% of the First Year
                                  Closing Price and (y) First Year Cap Price
o  Interest Rate:                 8% per year
o  Maturity:                      26 months


                                                                                                             Reset PERQS
                                                                                                               Payout
                                                                                                                  at     Reset PERQS
Illus- Initial                                                                                                 Maturity   Payout at
tra-   Price     Initial      Initial               First Year 10/30/01     Second                 Exchange      Based    Maturity
tion  of Reset    Yahoo!      Exchange  First Year   Closing   Exchange      Year       Maturity   Ratio at    on Yahoo!    plus
No.     PERQS   Stock Price    Ratio     Cap Price   Price 1     Ratio     Cap Price     Price 1   Maturity   Stock Price  8% Coupon
----- -------   -----------   -------   ----------   -------     -----     ---------     -------   --------   -----------  ---------
 1     $27.00    $135.00      0.20000     $205.20    $100.00    0.20000    $205.2000     $80.0000   0.20000     $16.00     $20.72
 2     $27.00    $135.00      0.20000     $205.20    $100.00    0.20000    $205.2000    $175.0000   0.20000     $35.00     $39.72
 3     $27.00    $135.00      0.20000     $205.20    $100.00    0.20000    $205.2000    $225.0000   0.18240     $41.04     $45.76
 4     $27.00    $135.00      0.20000     $205.20    $175.00    0.20000    $266.0000    $135.0000   0.20000     $27.00     $31.72
 5     $27.00    $135.00      0.20000     $205.20    $175.00    0.20000    $266.0000    $225.0000   0.20000     $45.00     $49.72
 6     $27.00    $135.00      0.20000     $205.20    $175.00    0.20000    $266.0000    $300.0000   0.17733     $53.20     $57.92
 7     $27.00    $135.00      0.20000     $205.20    $275.00    0.14924    $418.0000    $135.0000   0.14924     $20.15     $24.87
 8     $27.00    $135.00      0.20000     $205.20    $275.00    0.14924    $418.0000    $300.0000   0.14924     $44.77     $49.49
 9     $27.00    $135.00      0.20000     $205.20    $275.00    0.14924    $418.0000    $450.0000   0.13863     $62.38     $67.10
10     $27.00    $135.00      0.20000     $205.20    $205.20    0.20000    $311.9040    $311.9040   0.20000     $62.38     $67.10
                                               ^                                            ^                      ^
                                               |                                            |                      |
                                             152%                                     Greater of (x)      Maturity Price times
                                            of Initial                                152% of First        Adjusted Exchange
                                              Yahoo!                                   Year Closing             Ratio
                                           Stock Price                              Price and (y) First
                                                                                      Year Cap Price


      The above table illustrates an important feature of the Reset PERQS - the payout at maturity is not determined merely by the price of Yahoo! Stock at maturity, but will depend on the timing and magnitude of changes in Yahoo! Stock price. For example, in both the fourth and seventh illustrations shown above, the Maturity Price is $135.00, but in the seventh illustration the Payout at Maturity is $24.87 compared to $31.72 in the fourth illustration. The difference in the seventh illustration arises because the First Year Closing Price exceeded the First Year Cap Price, resulting in a downward adjustment in the Second Year Exchange Ratio. Similarly, in both the ninth and tenth illustrations, the Payout at Maturity is $67.10, but in the ninth illustration, the Maturity Price had to equal or exceed $450.00 to produce that payout, but in the tenth illustration, a Maturity Price of only $311.9040 was required.

-----------------------

1. The First Year Closing Price and the Maturity Price do not include any dividend payments that may have been paid to holders of Yahoo! Stock.

                                  RISK FACTORS

      The Reset PERQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Yahoo! Stock, there is no guaranteed return of principal. Investing in Reset PERQS is not equivalent to investing directly in Yahoo! Stock. This section describes the most significant risks relating to the Reset PERQS. You should carefully consider whether the Reset PERQS are suited to your particular circumstances before you decide to purchase them.


Reset PERQS Are Not           The Reset PERQS combine features of equity and
Ordinary Senior Notes--       debt. The terms of the Reset PERQS differ from
No Guaranteed Return of       those of ordinary debt securities in that we will
Principal                     not pay you a fixed amount at maturity. Our payout
                              to you at maturity will be a number of shares of Yahoo! Stock based on the market price of Yahoo!
                              Stock on October 30, 2001 and at maturity. If the final market price of Yahoo! Stock at maturity is either less than today's market price or not sufficiently above today's market price to compensate for a downward adjustment of the exchange ratio, if any, at October 30, 2001, we will pay you an amount of Yahoo! Stock with a value less than the principal amount of the Reset
                              PERQS. See "Hypothetical Payouts on the Reset
                              PERQS" above.

Your Appreciation             The appreciation potential of the Reset PERQS is
Potential Is Limited          limited because of the cap prices. Even though the
                              $      issue price of one Reset PERQS is equal to
                              today's market price of one share of Yahoo! Stock multiplied by the initial exchange ratio, you may receive a lesser fractional amount of Yahoo! Stock per Reset PERQS at maturity if the initial exchange ratio of one-fifth of a share has been adjusted downwards. If the price of Yahoo! Stock appreciates above both the cap price for October
                              30, 2001 and the cap price for October 28, 2002, the initial exchange ratio of one-fifth of a share of Yahoo! Stock per Reset PERQS will be reduced twice.

                              The exchange ratio and the final market price of Yahoo! Stock at maturity will be determined on October 28, 2002, which is two trading days prior to maturity of the Reset PERQS. If the price of Yahoo! Stock is lower on the actual maturity date than it was on October 28, 2002, the value of any Yahoo! Stock you receive will be less. Under no circumstances will you receive an amount of Yahoo! Stock for each Reset PERQS worth more than $ as of such second scheduled trading day prior to maturity.

Secondary Trading             There may be little or no secondary market for the
May Be Limited                Reset PERQS. Although we will apply to list the
                              Reset PERQS on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for Reset PERQS but is not required to do so.

 Market Price of the Reset    Several factors, many of which are beyond our
PERQS Influenced by Many      control, will influence the value of the Reset
Unpredictable Factors         PERQS. We expect that generally the market price
                              of Yahoo! Stock on any day will affect the value of the Reset PERQS more than any other single factor. Because adjustments to the exchange ratio for the Reset PERQS are tied to the closing stock prices on two specific days, however, the Reset
                              PERQS may trade differently from Yahoo! Stock.
                              Other factors that may influence the value of the Reset PERQS include:

                              o the volatility (frequency and magnitude of changes in price) of Yahoo! Stock

                              o    the dividend rate on Yahoo! Stock

                              o    economic, financial, political and
                                   regulatory or judicial events that affect stock markets generally and which may affect the market price of Yahoo! Stock

                              o    interest and yield rates in the market

                              o    the time remaining to the maturity of
                                   the Reset PERQS

                              o    our creditworthiness

                              Some or all of these factors will influence the price you will receive if you sell your Reset PERQS prior to maturity. For example, you may have to sell your Reset PERQS at a substantial discount from the principal amount if the market price of Yahoo! Stock is at, below, or not sufficiently above the initial market price.

                              You cannot predict the future performance of Yahoo! Stock based on its historical performance. The price of Yahoo! Stock may decrease so that you will receive at maturity shares of Yahoo! Stock worth less than the principal amount of the Reset PERQS. We cannot guarantee that the price of Yahoo! Stock will increase so that you will receive at maturity an amount in excess of the principal amount of the Reset PERQS.

No Affiliation with           We are not affiliated with YAHOO! INC. Although we
YAHOO! INC.                   do not have any non- public information about
                              Yahoo! as of the date of this pricing supplement, we or our subsidiaries may presently or from time to time engage in business with Yahoo!, including extending loans to, or making equity investments in, Yahoo! or providing advisory services to Yahoo!, including merger and acquisition advisory services. Moreover, we have no ability to control or predict the actions of Yahoo!, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. YAHOO! INC. is not involved in the offering of the Reset PERQS in any way and has no obligation to consider your interest as an owner of Reset PERQS in taking any corporate actions that might affect the value of your Reset PERQS.
                              None of the money you pay for the Reset PERQS will go to Yahoo!.

You Have No                   As an owner of Reset PERQS, you will not have
Shareholder Rights            voting rights or rights to receive dividends or
                              other distributions or any other rights with respect to Yahoo! Stock.

Limited Antidilution          MS & Co., as calculation agent, will adjust the
Adjustments                   amount payable at maturity for certain events
                              affecting Yahoo! Stock, such as stock splits and stock dividends, and certain other corporate actions involving YAHOO! INC., such as mergers.
                              However, the calculation agent is not required to make an adjustment for every corporate event that can affect Yahoo! Stock. For example, the calculation agent is not required to make any adjustments if YAHOO! INC. or anyone else makes a partial tender or partial exchange offer for Yahoo! Stock. If an event occurs that does not require the calculation agent to adjust the amount of Yahoo! Stock payable at maturity, the market price of the Reset PERQS may be materially and adversely affected.

Potential Conflicts of        As calculation agent, MS & Co. will calculate the
Interest between You and the  payout to you at maturity of the Reset PERQS. MS &
Calculation Agent             Co. and other affiliates may also carry out
                              hedging activities related to the Reset PERQS or to other instruments, including trading in Yahoo!
                              Stock as well as in other instruments related to Yahoo! Stock. MS & Co. and some of our other subsidiaries also trade Yahoo! Stock and other financial instruments related to Yahoo! Stock on a regular basis as part of their general broker dealer and other businesses. Any of these activities could influence MS & Co.'s determination of adjustments made to the Reset
                              PERQS and any such trading activity could potentially affect the price of Yahoo! Stock and, accordingly, could affect your payout on the Reset
                              PERQS.

Tax Treatment                 You should also consider the tax consequences of
                              investing in the Reset PERQS. There is no direct legal authority as to the proper tax treatment of the Reset PERQS, and therefore significant aspects of the tax treatment of the Reset PERQS are uncertain. We do not plan to request a ruling from the Internal Revenue Service (the "IRS") regarding the tax treatment of the Reset PERQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section "Description of Reset
                              PERQS--United States Federal Income Taxation" in this pricing supplement.

                           DESCRIPTION OF RESET PERQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "Reset PERQS" refers to each $ principal amount of our 8% Reset PERQS due October 30, 2002, Mandatorily Exchangeable For Shares of Common Stock of YAHOO! INC. In this pricing supplement, the terms "MSDW," "we," "us," and "our" refer to Morgan Stanley Dean Witter & Co.

Principal Amount..........................   $25,000,000

Maturity Date.............................   October 30, 2002

Interest Rate.............................   8% per annum (equivalent to $ per
                                             annum per Reset PERQS)

Interest Payment Dates....................   Each January 30, April 30, July 30
                                             and October 30, beginning October
                                             30, 2000.

Specified Currency........................   U.S. Dollars

Issue Price...............................   $    per Reset PERQS

Initial Yahoo! Stock Price................   $

Original Issue Date (Settlement Date).....   August    , 2000

CUSIP.....................................   61744Y728

Denominations.............................   $   and integral multiples
                                             thereof

First Year Cap Price......................   $        (     % of the Initial
                                             Yahoo! Stock Price)

First Year Determination Date.............   October 30, 2001 (or if such date
                                             is not a Trading Day on which no
                                             Market Disruption Event occurs, the
                                             immediately succeeding Trading Day
                                             on which no Market Disruption Event
                                             occurs).

First Year Closing Price..................   First Year Closing Price means the
                                             product of (i) the Market Price of
                                             one share of Yahoo! Stock and (ii)
                                             the Exchange Factor, each
                                             determined as of the First Year
                                             Determination Date.

Second Year Cap Price.....................   Second Year Cap Price means the
                                             greater of (x)     % of the First
                                             Year Closing Price and (y) the
                                             First Year Cap Price. See "Exchange
                                             at Maturity" below.

Maturity Price............................   Maturity Price means the product of
                                             (i) the Market Price of one share
                                             of Yahoo! Stock and (ii) the
                                             Exchange Factor, each determined as
                                             of the second scheduled Trading Day
                                             immediately prior to maturity.

Exchange at Maturity......................   At maturity, upon delivery of each
                                             Reset PERQS to the Trustee, we will
                                             apply each $      principal amount
                                             of such Reset PERQS as payment for
                                             a number of shares of Yahoo! Stock
                                             at the Exchange Ratio. The initial
                                             Exchange Ratio, initially set at
                                             0.20, is subject to adjustment on
                                             the First Year Determination Date
                                             and at maturity in order to cap the
                                             value of Yahoo! Stock to be
                                             received upon delivery of the Reset
                                             PERQS at $      per Reset PERQS (
                                                % of the Issue Price). Solely
                                             for purposes of adjustment upon the
                                             occurrence of certain corporate
                                             events, the number of shares of
                                             Yahoo! Stock to be delivered at
                                             maturity will also be adjusted by
                                             an Exchange Factor,
                                             initially set at 1.0. See "Exchange
                                             Factor" and "Antidilution
                                             Adjustments" below.

                                             If the First Year Closing Price is
                                             less than or equal to the First
                                             Year Cap Price, no adjustment to
                                             the Exchange Ratio will be made at
                                             such time. If the First Year
                                             Closing Price exceeds the First
                                             Year Cap Price, the Exchange Ratio
                                             will be adjusted so that the new
                                             Exchange Ratio will equal the
                                             product of (i) the existing
                                             Exchange Ratio and (ii) a fraction
                                             the numerator of which will be the
                                             First Year Cap Price and the
                                             denominator of which will be the
                                             First Year Closing Price. In
                                             addition, on the First Year
                                             Determination Date, the Calculation
                                             Agent will establish the "Second
                                             Year Cap Price" that will be equal
                                             to the greater of (x)   % of the
                                             First Year Closing Price and (y)
                                             the First Year Cap Price. Notice of
                                             the Second Year Cap Price and of
                                             any such adjustment to the Exchange
                                             Ratio shall promptly be sent by
                                             first- class mail to The Depository
                                             Trust Company, New York, New York
                                             (the "Depositary"). If the Maturity
                                             Price is less than or equal to the
                                             Second Year Cap Price, no further
                                             adjustment to the Exchange Ratio
                                             will be made. If the Maturity Price
                                             exceeds the Second Year Cap Price,
                                             the then existing Exchange Ratio
                                             will be adjusted so that the final
                                             Exchange Ratio will equal the
                                             product of (i) the existing
                                             Exchange Ratio and (ii) a fraction
                                             the numerator of which will be the
                                             Second Year Cap Price and the
                                             denominator of which will be the
                                             Maturity Price. Please review each
                                             example in the table called
                                             "Hypothetical Payouts on the Reset
                                             PERQS" on PS-5.

                                             All calculations with respect to
                                             the Exchange Ratios for the Reset
                                             PERQS will be rounded to the
                                             nearest one hundred-thousandth,
                                             with five one-millionths rounded
                                             upwards (e.g., .876545 would be
                                             rounded to .87655); all
                                             calculations with respect to the
                                             Second Year Cap Price will be
                                             rounded to the nearest
                                             ten-thousandth, with five
                                             one-hundred- thousandths rounded
                                             upwards (e.g., $12.34567 would be
                                             rounded to $12.3457); and all
                                             dollar amounts related to payouts
                                             at maturity resulting from such
                                             calculations will be rounded to the
                                             nearest cent with one-half cent
                                             being rounded upwards.

                                             We shall, or shall cause the
                                             Calculation Agent to, (i) provide
                                             written notice to the Trustee and
                                             to the Depositary, on or prior to
                                             10:30 a.m. on the Trading Day
                                             immediately prior to maturity of
                                             the Reset PERQS, of the amount of
                                             Yahoo! Stock to be delivered with
                                             respect to each $     principal
                                             amount of each Reset PERQS and (ii)
                                             deliver such shares of Yahoo! Stock
                                             (and cash in respect of interest
                                             and any fractional shares of Yahoo!
                                             Stock) to the Trustee for delivery
                                             to the holders. The Calculation
                                             Agent shall determine the Exchange
                                             Ratio applicable at the maturity of
                                             the Reset PERQS and calculate the
                                             Exchange Factor.

No Fractional Shares......................   Upon delivery of the Reset PERQS to
                                             the Trustee at maturity (including
                                             as a result of acceleration under
                                             the terms of the senior indenture),
                                             we will deliver the aggregate
                                             number of shares of Yahoo! Stock
                                             due with respect to all of such
                                             Reset PERQS, as described above,
                                             but we will pay cash in lieu of
                                             delivering any fractional share of
                                             Yahoo! Stock in an amount equal to
                                             the corresponding fractional Market
                                             Price of such fraction of a share
                                             of Yahoo! Stock as determined by
                                             the Calculation Agent as of the
                                             second scheduled Trading Day prior
                                             to maturity of the Reset PERQS.

Exchange Factor...........................   The Exchange Factor will be set
                                             initially at 1.0, but will be
                                             subject to adjustment upon the
                                             occurrence of certain corporate
                                             events affecting Yahoo! Stock
                                             through and including the second
                                             scheduled Trading Day immediately
                                             prior to maturity. See
                                             "Antidilution Adjustments" below.

Market Price..............................   If Yahoo! Stock (or any other
                                             security for which a Market Price
                                             must be determined) is listed on a
                                             national securities exchange, is a
                                             security of The Nasdaq National
                                             Market or is included in the OTC
                                             Bulletin Board Service ("OTC
                                             Bulletin Board") operated by the
                                             National Association of Securities
                                             Dealers, Inc. (the "NASD"), the
                                             Market Price for one share of
                                             YAHOO! INC. Stock (or one unit of
                                             any such other security) on any
                                             Trading Day means (i) the last
                                             reported sale price, regular way,
                                             of the principal trading session on
                                             such day on the principal United
                                             States securities exchange
                                             registered under the Securities
                                             Exchange Act of 1934, as amended
                                             (the "Exchange Act"), on which
                                             Yahoo! Stock (or any such other
                                             security) is listed or admitted to
                                             trading or (ii) if not listed or
                                             admitted to trading on any such
                                             securities exchange or if such last
                                             reported sale price is not
                                             obtainable (even if Yahoo! Stock
                                             (or any such other security) is
                                             listed or admitted to trading on
                                             such securities exchange), the last
                                             reported sale price of the
                                             principal trading session on the
                                             over-the-counter market as reported
                                             on the Nasdaq National Market or
                                             OTC Bulletin Board on such day. If
                                             the last reported sale price of the
                                             principal trading session is not
                                             available pursuant to clause (i) or
                                             (ii) of the preceding sentence
                                             because of a Market Disruption
                                             Event or otherwise, the Market
                                             Price for any Trading Day shall be
                                             the mean, as determined by the
                                             Calculation Agent, of the bid
                                             prices for Yahoo! Stock (or any
                                             such other security) obtained from
                                             as many dealers in such stock
                                             (which may include MS & Co. or any
                                             of our other subsidiaries or
                                             affiliates), but not exceeding
                                             three, as will make such bid prices
                                             available to the Calculation Agent.
                                             A "security of the Nasdaq National
                                             Market" shall include a security
                                             included in any successor to such
                                             system and the term "OTC Bulletin
                                             Board Service" shall include any
                                             successor service thereto.

Trading Day...............................   A day, as determined by the
                                             Calculation Agent, on which trading
                                             is generally conducted on the New
                                             York Stock Exchange ("NYSE"), the
                                             AMEX, the Nasdaq National Market,
                                             the Chicago Mercantile Exchange,
                                             and the Chicago Board of Options
                                             Exchange and in the
                                             over-the-counter market for equity
                                             securities in the United States.

Acceleration Event........................   If on any date the product of the
                                             Market Price per share of Yahoo!
                                             Stock and the Exchange Factor is
                                             less than $4.00, the maturity date
                                             of the Reset PERQS will be deemed
                                             to be accelerated to such date, and
                                             we will apply each $
                                             principal amount of each Reset
                                             PERQS as payment for a number of
                                             shares of Yahoo! Stock at the then
                                             current Exchange Ratio, as adjusted
                                             by the then current Exchange
                                             Factor. See also "Antidilution
                                             Adjustments" below.

Optional Redemption.......................   We will not redeem the Reset PERQS
                                             prior to the Maturity Date.

Book Entry Note or Certificated Note......   Book Entry

Senior Note or Subordinated Note..........   Senior

Trustee...................................   The Chase Manhattan Bank

Agent for the underwritten offering of
     Reset PERQS..........................   MS & Co.

Calculation Agent.........................   MS & Co.

                                             All determinations made by the
                                             Calculation Agent will be at the
                                             sole discretion of the Calculation
                                             Agent and will, in the absence of
                                             manifest error, be conclusive for
                                             all purposes and binding on you and
                                             on us.

                                             Because the Calculation Agent is
                                             our affiliate, potential conflicts
                                             of interest may exist between the
                                             Calculation Agent and you as an
                                             owner of the Reset PERQS, including
                                             with respect to certain
                                             determinations and judgments that
                                             the Calculation Agent must make in
                                             making adjustments to the Exchange
                                             Factor or other antidilution
                                             adjustments or determining any
                                             Market Price or whether a Market
                                             Disruption Event has occurred. See
                                             "Antidilution Adjustments" and
                                             "Market Disruption Event" below. MS
                                             & Co. is obligated to carry out its
                                             duties and functions as Calculation
                                             Agent in good faith and using its
                                             reasonable judgment.

Antidilution Adjustments..................   The Exchange Factor will be
                                             adjusted as follows:

                                                  1. If Yahoo! Stock is subject
                                             to a stock split or reverse stock
                                             split, then once such split has
                                             become effective, the Exchange
                                             Factor will be adjusted to equal
                                             the product of the prior Exchange
                                             Factor and the number of shares
                                             issued in such stock split or
                                             reverse stock split with respect to
                                             one share of YAHOO! INC. Stock.

                                                  2. If Yahoo! Stock is subject
                                             (i) to a stock dividend (issuance
                                             of additional shares of Yahoo!
                                             Stock) that is given ratably to all
                                             holders of shares of Yahoo! Stock
                                             or (ii) to a distribution of Yahoo!
                                             Stock as a result of the triggering
                                             of any provision of the corporate
                                             charter of Yahoo!, then once the
                                             dividend has become effective and
                                             Yahoo! Stock is trading
                                             ex-dividend, the Exchange Factor
                                             will be adjusted so that the new
                                             Exchange Factor shall equal the
                                             prior Exchange Factor plus the
                                             product of (i) the number of shares
                                             issued with respect to one share of
                                             Yahoo! Stock and (ii) the prior
                                             Exchange Factor.

                                                  3. There will be no
                                             adjustments to the Exchange Factor
                                             to reflect cash dividends or other
                                             distributions paid with respect to
                                             Yahoo! Stock other than
                                             distributions described in clauses
                                             (i) and (v) of paragraph 5 below
                                             and Extraordinary Dividends as
                                             described below. A cash dividend or
                                             other distribution with respect to
                                             Yahoo! Stock will be deemed to be
                                             an "Extraordinary Dividend" if such
                                             dividend or other distribution
                                             exceeds the immediately preceding
                                             non- Extraordinary Dividend for
                                             Yahoo! Stock by an amount equal to
                                             at least 10% of the Market Price of
                                             Yahoo! Stock (as adjusted for any
                                             subsequent corporate event
                                             requiring an adjustment hereunder,
                                             such as a stock split or reverse
                                             stock split) on the Trading Day
                                             preceding the ex-dividend date for
                                             the payment of such Extraordinary
                                             Dividend (the "ex-dividend date").
                                             If an Extraordinary Dividend occurs
                                             with respect to Yahoo! Stock, the
                                             Exchange Factor with respect to
                                             Yahoo!

                                             Stock will be adjusted on the
                                             ex-dividend date with respect to
                                             such Extraordinary Dividend so that
                                             the new Exchange Factor will equal
                                             the product of (i) the then current
                                             Exchange Factor and (ii) a
                                             fraction, the numerator of which is
                                             the Market Price on the Trading Day
                                             preceding the ex-dividend date, and
                                             the denominator of which is the
                                             amount by which the Market Price on
                                             the Trading Day preceding the
                                             ex-dividend date exceeds the
                                             Extraordinary Dividend Amount. The
                                             "Extraordinary Dividend Amount"
                                             with respect to an Extraordinary
                                             Dividend for Yahoo! Stock will
                                             equal (i) in the case of cash
                                             dividends or other distributions
                                             that constitute regular dividends,
                                             the amount per share of such
                                             Extraordinary Dividend minus the
                                             amount per share of the immediately
                                             preceding non-Extraordinary
                                             Dividend for Yahoo! Stock or (ii)
                                             in the case of cash dividends or
                                             other distributions that do not
                                             constitute regular dividends, the
                                             amount per share of such
                                             Extraordinary Dividend. To the
                                             extent an Extraordinary Dividend is
                                             not paid in cash, the value of the
                                             non-cash component will be
                                             determined by the Calculation
                                             Agent, whose determination shall be
                                             conclusive. A distribution on
                                             Yahoo! Stock described in clause
                                             (i) or clause (v) of paragraph 5
                                             below that also constitutes an
                                             Extraordinary Dividend shall cause
                                             an adjustment to the Exchange
                                             Factor pursuant only to clause (i)
                                             or clause (v) of paragraph 5, as
                                             applicable.

                                                  4. If Yahoo! issues rights or
                                             warrants to all holders of Yahoo!
                                             Stock to subscribe for or purchase
                                             Yahoo! Stock at an exercise price
                                             per share less than the Market
                                             Price of Yahoo! Stock on both (i)
                                             the date the exercise price of such
                                             rights or warrants is determined
                                             and (ii) the expiration date of
                                             such rights or warrants, and if the
                                             expiration date of such rights or
                                             warrants precedes the maturity of
                                             the Reset PERQS, then the Exchange
                                             Factor will be adjusted to equal
                                             the product of the prior Exchange
                                             Factor and a fraction, the
                                             numerator of which shall be the
                                             number of shares of Yahoo! Stock
                                             outstanding immediately prior to
                                             the issuance of such rights or
                                             warrants plus the number of
                                             additional shares of Yahoo! Stock
                                             offered for subscription or
                                             purchase pursuant to such rights or
                                             warrants and the denominator of
                                             which shall be the number of shares
                                             of Yahoo! Stock outstanding
                                             immediately prior to the issuance
                                             of such rights or warrants plus the
                                             number of additional shares of
                                             Yahoo! Stock which the aggregate
                                             offering price of the total number
                                             of shares of Yahoo! Stock so
                                             offered for subscription or
                                             purchase pursuant to such rights or
                                             warrants would purchase at the
                                             Market Price on the expiration date
                                             of such rights or warrants, which
                                             shall be determined by multiplying
                                             such total number of shares offered
                                             by the exercise price of such
                                             rights or warrants and dividing the
                                             product so obtained by such Market
                                             Price.

                                                  5. If (i) there occurs any
                                             reclassification or change of
                                             Yahoo! Stock, including, without
                                             limitation, as a result of the
                                             issuance of any tracking stock by
                                             Yahoo!, (ii) Yahoo! or any
                                             surviving entity or subsequent
                                             surviving entity of Yahoo! (a
                                             "Yahoo! Successor") has been
                                             subject to a merger, combination or
                                             consolidation and is not the
                                             surviving entity, (iii) any
                                             statutory exchange of securities of
                                             Yahoo! or any Yahoo! Successor with
                                             another corporation occurs (other
                                             than pursuant to clause (ii)
                                             above), (iv) Yahoo! is liquidated,
                                             (v) Yahoo! issues to all of its
                                             shareholders equity securities of
                                             an issuer other than Yahoo! (other
                                             than in a transaction described in
                                             clauses (ii), (iii) or (iv) above)
                                             (a "Spin-off Event") or (vi) a
                                             tender or exchange offer or
                                             going-private transaction is
                                             consummated for all the outstanding
                                             shares of Yahoo! Stock (any such
                                             event in clauses (i) through (vi) a
                                             "Reorganization Event"), the method
                                             of determining the amount payable
                                             upon exchange at maturity for each
                                             Reset PERQS will be adjusted to
                                             provide that each holder of Reset
                                             PERQS will receive at maturity, in
                                             respect of each $      principal
                                             amount of each Reset PERQS,
                                             securities, cash or any other
                                             assets distributed to holders of
                                             Yahoo! Stock in any such
                                             Reorganization Event, including, in
                                             the case of the issuance of
                                             tracking stock, the reclassified
                                             share of Yahoo! Stock and, in the
                                             case of a Spin-off Event, the share
                                             of Yahoo! Stock with respect to
                                             which the spun-off security was
                                             issued (collectively, the "Exchange
                                             Property") in an amount with a
                                             value equal to the product of the
                                             final Exchange Ratio and the
                                             Transaction Value. In addition,
                                             following a Reorganization Event,
                                             the method of determining the
                                             Maturity Price will be adjusted so
                                             that the Maturity Price will mean
                                             the Transaction Value as of the
                                             second scheduled Trading Day
                                             immediately prior to maturity, and
                                             if the Reorganization Event occurs
                                             prior to the First Year
                                             Determination Date, the First Year
                                             Closing Price will mean the
                                             Transaction Value determined as of
                                             the First Year Determination Date.
                                             Notwithstanding the above, if the
                                             Exchange Property received in any
                                             such Reorganization Event consists
                                             only of cash, the maturity date of
                                             the Reset PERQS will be deemed to
                                             be accelerated to the date on which
                                             such cash is distributed to holders
                                             of Yahoo! Stock and holders will
                                             receive in lieu of any Yahoo! Stock
                                             and as liquidated damages in full
                                             satisfaction of MSDW's obligations
                                             under the Reset PERQS the product
                                             of (i) the Transaction Value as of
                                             such date and (ii) the then current
                                             Exchange Ratio adjusted as if such
                                             date were the next to occur of
                                             either the First Year Determination
                                             Date or the second scheduled
                                             Trading Day prior to maturity. If
                                             Exchange Property consists of more
                                             than one type of property, holders
                                             of Reset PERQS will receive at
                                             maturity a pro rata share of each
                                             such type of Exchange Property. If
                                             Exchange Property includes a cash
                                             component, holders will not receive
                                             any interest accrued on such cash
                                             component. "Transaction Value" at
                                             any date means (i) for any cash
                                             received in any such Reorganization
                                             Event, the amount of cash received
                                             per share of Yahoo! Stock, as
                                             adjusted by the Exchange Factor at
                                             the time of such Reorganization
                                             Event, (ii) for any property other
                                             than cash or securities received in
                                             any such Reorganization Event, the
                                             market value, as determined by the
                                             Calculation Agent, as of the date
                                             of receipt, of such Exchange
                                             Property received for each share of
                                             Yahoo! Stock, as adjusted by the
                                             Exchange Factor at the time of such
                                             Reorganization Event and (iii) for
                                             any security received in any such
                                             Reorganization Event, an amount
                                             equal to the Market Price, as of
                                             the date on which the Transaction
                                             Value is determined, per share of
                                             such security multiplied by the
                                             quantity of such security received
                                             for each share of Yahoo! Stock, as
                                             adjusted by the Exchange Factor at
                                             the time of such Reorganization
                                             Event. In the event Exchange
                                             Property consists of securities,
                                             those securities will, in turn, be
                                             subject to the antidilution
                                             adjustments set forth in paragraphs
                                             1 through 5.

                                             For purposes of paragraph 5 above,
                                             in the case of a consummated tender
                                             or exchange offer or going-private
                                             transaction involving Exchange
                                             Property of a particular type,
                                             Exchange Property shall be deemed
                                             to include the amount of cash or
                                             other property paid by the offeror
                                             in the tender or exchange offer
                                             with respect to such Exchange

                                             Property (in an amount determined
                                             on the basis of the rate of
                                             exchange in such tender or exchange
                                             offer or going-private
                                             transaction). In the event of a
                                             tender or exchange offer or a
                                             going- private transaction with
                                             respect to Exchange Property in
                                             which an offeree may elect to
                                             receive cash or other property,
                                             Exchange Property shall be deemed
                                             to include the kind and amount of
                                             cash and other property received by
                                             offerees who elect to receive cash.

                                             No adjustments to the Exchange
                                             Factor will be required unless such
                                             adjustment would require a change
                                             of at least 0.1% in the Exchange
                                             Factor then in effect. The Exchange
                                             Factor resulting from any of the
                                             adjustments specified above will be
                                             rounded to the nearest one
                                             hundred-thousandth with five
                                             one-millionths being rounded
                                             upward.

                                             No adjustments to the Exchange
                                             Factor or method of calculating the
                                             Exchange Ratio will be made other
                                             than those specified above. The
                                             adjustments specified above do not
                                             cover all events that could affect
                                             the Market Price of Yahoo! Stock,
                                             including, without limitation, a
                                             partial tender or exchange offer
                                             for Yahoo! Stock.

                                             Notwithstanding the foregoing, the
                                             amount payable by us at maturity
                                             with respect to each Reset PERQS,
                                             determined as of the second
                                             scheduled Trading Day prior to
                                             maturity, will not under any
                                             circumstances exceed an amount of
                                             Yahoo! Stock having a market value
                                             of $      as of such second
                                             scheduled Trading Day.

                                             The Calculation Agent shall be
                                             solely responsible for the
                                             determination and calculation of
                                             any adjustments to the Exchange
                                             Factor or method of calculating the
                                             Exchange Ratio and of any related
                                             determinations and calculations
                                             with respect to any distributions
                                             of stock, other securities or other
                                             property or assets (including cash)
                                             in connection with any corporate
                                             event described in paragraph 5
                                             above, and its determinations and
                                             calculations with respect thereto
                                             shall be conclusive in the absence
                                             of manifest error.

                                             The Calculation Agent will provide
                                             information as to any adjustments
                                             to the Exchange Factor or method of
                                             calculating the Exchange Ratio upon
                                             written request by any holder of
                                             the Reset PERQS.

Market Disruption Event...................   "Market Disruption Event" means,
                                             with respect to Yahoo! Stock:

                                                (i) a suspension, absence or
                                                material limitation of trading
                                                of Yahoo! Stock on the primary
                                                market for Yahoo! Stock for more
                                                than two hours of trading or
                                                during the one-half hour period
                                                preceding the close of the
                                                principal trading session in
                                                such market; or a breakdown or
                                                failure in the price and trade
                                                reporting systems of the primary
                                                market for Yahoo! Stock as a
                                                result of which the reported
                                                trading prices for Yahoo! Stock
                                                during the last one-half hour
                                                preceding the closing of the
                                                principal trading session in
                                                such market are materially
                                                inaccurate; or the suspension,
                                                absence or material limitation
                                                on the primary market for
                                                trading in options contracts
                                                related to Yahoo! Stock, if
                                                available, during the one-half
                                                hour period preceding the close
                                                of the principal trading session
                                                in the applicable market, in
                                                each case as determined by the
                                                Calculation Agent in its sole
                                                discretion; and

                                                (ii) a determination by the
                                                Calculation Agent in its sole
                                                discretion that any event
                                                described in clause (i) above
                                                materially interfered with the
                                                ability of MSDW or any of its
                                                affiliates to unwind or adjust
                                                all or a material portion of the
                                                hedge with respect to the Reset
                                                PERQS.

                                             For purposes of determining whether
                                             a Market Disruption Event has
                                             occurred: (1) a limitation on the
                                             hours or number of days of trading
                                             will not constitute a Market
                                             Disruption Event if it results from
                                             an announced change in the regular
                                             business hours of the relevant
                                             exchange, (2) a decision to
                                             permanently discontinue trading in
                                             the relevant option contract will
                                             not constitute a Market Disruption
                                             Event, (3) limitations pursuant to
                                             NYSE Rule 80A (or any applicable
                                             rule or regulation enacted or
                                             promulgated by the NYSE, any other
                                             self-regulatory organization or the
                                             Securities and Exchange Commission
                                             of similar scope as determined by
                                             the Calculation Agent) on trading
                                             during significant market
                                             fluctuations shall constitute a
                                             suspension, absence or material
                                             limitation of trading, (4) a
                                             suspension of trading in an options
                                             contract on Yahoo! Stock by the
                                             primary securities market trading
                                             in such options, if available, by
                                             reason of (x) a price change
                                             exceeding limits set by such
                                             securities exchange or market, (y)
                                             an imbalance of orders relating to
                                             such contracts or (z) a disparity
                                             in bid and ask quotes relating to
                                             such contracts will constitute a
                                             suspension or material limitation
                                             of trading in options contracts
                                             related to Yahoo! Stock and (5) a
                                             suspension, absence or material
                                             limitation of trading on the
                                             primary securities market on which
                                             options contracts related to Yahoo!
                                             Stock are traded will not include
                                             any time when such securities
                                             market is itself closed for trading
                                             under ordinary circumstances.

Alternate Exchange Calculation               In case an event of default with
in case of an Event of Default............   respect to the Reset PERQS shall
                                             have occurred and be continuing,
                                             the amount declared due and payable
                                             upon any acceleration of the Reset
                                             PERQS shall be determined by the
                                             Calculation Agent and shall be
                                             equal to the product of (i) the
                                             Market Price of Yahoo! Stock as of
                                             the date of such acceleration and
                                             (ii) the then current Exchange
                                             Ratio adjusted as if such date were
                                             the second scheduled Trading Day
                                             prior to maturity and, if such date
                                             occurs prior to the First Year
                                             Determination Date, the First Year
                                             Determination Date.

Yahoo! Stock; Public Information..........   YAHOO! INC. is a global Internet
                                             communications, commerce and media
                                             company that offers a comprehensive
                                             branded network of services to
                                             users each month worldwide. Yahoo!
                                             Stock is registered under the
                                             Exchange Act. Companies with
                                             securities registered under the
                                             Exchange Act are required to file
                                             periodically certain financial and
                                             other information specified by the
                                             Securities and Exchange Commission
                                             (the "Commission"). Information
                                             provided to or filed with the
                                             Commission can be inspected and
                                             copied at the public reference
                                             facilities maintained by the
                                             Commission at Room 1024, 450 Fifth
                                             Street, N.W., Washington, D.C.
                                             20549 or at its Regional Offices
                                             located at Suite 1400, Citicorp
                                             Center, 500 West Madison Street,
                                             Chicago, Illinois 60661 and at
                                             Seven World Trade Center, 13th
                                             Floor, New York, New York 10048,
                                             and copies of such material can be
                                             obtained from the Public Reference
                                             Section of the Commission, 450
                                             Fifth Street, N.W., Washington,
                                             D.C. 20549, at prescribed rates. In
                                             addition, information provided to
                                             or filed with the Commission
                                             electronically can be accessed
                                             through a website maintained by the
                                             Commission. The address of the
                                             Commission's website is
                                             http://www.sec.gov. Information
                                             provided to or filed with the
                                             Commission by Yahoo! pursuant to
                                             the Exchange Act can be located by
                                             reference to Commission file number
                                             0-28018. In addition, information
                                             regarding Yahoo! may be obtained
                                             from other sources including, but
                                             not limited to, press releases,
                                             newspaper articles and other
                                             publicly disseminated documents. We
                                             make no representation or warranty
                                             as to the accuracy or completeness
                                             of such information.

                                             This pricing supplement relates
                                             only to the Reset PERQS offered
                                             hereby and does not relate to
                                             Yahoo! Stock or other securities of
                                             Yahoo! We have derived all
                                             disclosures contained in this
                                             pricing supplement regarding Yahoo!
                                             from the publicly available
                                             documents described in the
                                             preceding paragraph. Neither we nor
                                             the Agent has participated in the
                                             preparation of such documents or
                                             made any due diligence inquiry with
                                             respect to Yahoo! in connection
                                             with the offering of the Reset
                                             PERQS. Neither we nor the Agent
                                             makes any representation that such
                                             publicly available documents or any
                                             other publicly available
                                             information regarding Yahoo! is
                                             accurate or complete. Furthermore,
                                             we cannot give any assurance that
                                             all events occurring prior to the
                                             date hereof (including events that
                                             would affect the accuracy or
                                             completeness of the publicly
                                             available documents described in
                                             the preceding paragraph) that would
                                             affect the trading price of Yahoo!
                                             Stock (and therefore the Initial
                                             Yahoo! Stock Price, the First Year
                                             Cap Price, the Second Year Cap
                                             Price and the maximum appreciation
                                             amount) have been publicly
                                             disclosed. Subsequent disclosure of
                                             any such events or the disclosure
                                             of or failure to disclose material
                                             future events concerning Yahoo!
                                             could affect the value received at
                                             maturity with respect to the Reset
                                             PERQS and therefore the trading
                                             prices of the Reset PERQS.

                                             Neither we nor any of our
                                             affiliates makes any representation
                                             to you as to the performance of
                                             Yahoo! Stock.

                                             We and/or our subsidiaries may
                                             presently or from time to time
                                             engage in business with Yahoo!,
                                             including extending loans to, or
                                             making equity investments in,
                                             Yahoo! or providing advisory
                                             services to Yahoo!, including
                                             merger and acquisition advisory
                                             services. In the course of such
                                             business, we and/or our
                                             subsidiaries may acquire non-
                                             public information with respect to
                                             Yahoo! and, in addition, one or
                                             more of our affiliates may publish
                                             research reports with respect to
                                             Yahoo!. The statement in the
                                             preceding sentence is not intended
                                             to affect the right of holders of
                                             the Reset PERQS under the
                                             securities laws. As a prospective
                                             purchaser of a Reset PERQS, you
                                             should undertake an independent
                                             investigation of Yahoo! as in your
                                             judgment is appropriate to make an
                                             informed decision with respect to
                                             an investment in Yahoo! Stock.

Historical Information....................   The following table sets forth the
                                             high and low Market Price during
                                             1997, 1998, 1999 and 2000 through
                                             August 16, 2000. The Market Price
                                             on August 16, 2000 was 134. We
                                             obtained the Market Prices listed
                                             below from Bloomberg Financial
                                             Markets and we believe such
                                             information to be accurate. You
                                             should not take the historical
                                             prices
                                             of Yahoo! Stock as an indication of
                                             future performance. The price of
                                             Yahoo! Stock may decrease so that
                                             you will receive at maturity shares
                                             of Yahoo! Stock worth less than the
                                             principal amount of the Reset
                                             PERQS. We cannot give you any
                                             assurance that the price of Yahoo!
                                             Stock will increase so that at
                                             maturity you will receive an amount
                                             in excess of the principal amount
                                             of the Reset PERQS. Because your
                                             return is linked to the Market
                                             Price of Yahoo! Stock on October
                                             30, 2001 and October 28, 2002,
                                             there is no guaranteed return of
                                             principal. To the extent that the
                                             Maturity Price of Yahoo! Stock is
                                             less than the Initial Yahoo! Stock
                                             Price or not sufficiently above the
                                             Initial Yahoo! Stock Price to
                                             compensate for a downward
                                             adjustment of the Exchange Ratio,
                                             if any, at October 30, 2001 and the
                                             shortfall is not offset by the
                                             coupon paid on the Reset PERQS, you
                                             will lose money on your investment.

                                                         High          Low
                                                         ----          ---
                    (CUSIP 984332106)
                    1997
                    First Quarter................       3-2/57        1-16/35
                    Second Quarter...............       3-7/26         2-2/7
                    Third Quarter................      6-59/64        2-23/29
                    Fourth Quarter...............       8-7/8          4-3/4
                    1998
                    First Quarter................      11-50/79       7-25/97
                    Second Quarter...............      19-11/16       11-21/32
                    Third Quarter................       32-7/8         17-1/4
                    Fourth Quarter...............       68-7/8        26-13/64
                    1999
                    First Quarter................      103-5/8          62
                    Second Quarter...............      109-9/16        59-5/8
                    Third Quarter................      92-11/32        60-1/2
                    Fourth Quarter...............     216-11/32       83-25/32
                    2000
                    First Quarter................      237-1/2       153-13/16
                    Second Quarter...............      167-3/8        112-1/16
                    Third Quarter
                      (through August 16, 2000)..     139-13/16       105-1/2

                                             Historical prices have been
                                             adjusted for one 3 for 2 stock
                                             split which became effective in the
                                             third quarter of 1997, and three 2
                                             for 1 stock splits, which became
                                             effective in the third quarter of
                                             1998, the first quarter of 1999 and
                                             the first quarter of 2000,
                                             respectively.

                                             Yahoo! has not paid cash dividends
                                             on Yahoo! Stock to date. We make no
                                             representation as to the amount of
                                             dividends, if any, that Yahoo! will
                                             pay in the future. In any event, as
                                             a holder of the Reset PERQS, you
                                             will not be entitled to receive
                                             dividends, if any, that may be
                                             payable on Yahoo! Stock.

Use of Proceeds and Hedging...............   The net proceeds we receive from
                                             the sale of the Reset PERQS will be
                                             used for general corporate purposes
                                             and, in part, by us or by one or
                                             more of our subsidiaries in
                                             connection with hedging our
                                             obligations under the Reset PERQS.
                                             See also "Use of Proceeds" in the
                                             accompanying prospectus.

                                             On or prior to the date of this
                                             pricing supplement, we, through our
                                             subsidiaries or others, may hedge
                                             our anticipated exposure in
                                             connection with the Reset PERQS by
                                             taking positions in Yahoo! Stock,
                                             in options contracts on Yahoo!
                                             Stock listed on major securities
                                             markets or positions in any other
                                             instruments that we may wish to use
                                             in connection with such hedging. In
                                             the event that we pursue such a
                                             hedging strategy, the price at
                                             which we are able to purchase such
                                             positions may be a factor in
                                             determining the pricing of the
                                             Reset PERQS. Purchase activity
                                             could potentially increase the
                                             price of Yahoo! Stock, and
                                             therefore effectively increase the
                                             level to which Yahoo! Stock must
                                             rise before you would receive at
                                             maturity an amount of Yahoo! Stock
                                             worth as much as or more than the
                                             principal amount of the Reset
                                             PERQS. Although we have no reason
                                             to believe that our hedging
                                             activity will have a material
                                             impact on the price of Yahoo!
                                             Stock, we cannot give any assurance
                                             that we will not affect such price
                                             as a result of our hedging
                                             activities. Through our
                                             subsidiaries, we are likely to
                                             modify our hedge position
                                             throughout the life of the Reset
                                             PERQS, including on the First Year
                                             Determination Date, by purchasing
                                             and selling the securities and
                                             instruments listed above and any
                                             other available securities and
                                             instruments that we may wish to use
                                             in connection with such hedging.

Supplemental Information Concerning
Plan of Distribution......................   In order to facilitate the offering
                                             of the Reset PERQS, the Agent may
                                             engage in transactions that
                                             stabilize, maintain or otherwise
                                             affect the price of the Reset PERQS
                                             or Yahoo! Stock. Specifically, the
                                             Agent may overallot in connection
                                             with the offering, creating a short
                                             position in the Reset PERQS for its
                                             own account. In addition, to cover
                                             allotments or to stabilize the
                                             price of the Reset PERQS, the Agent
                                             may bid for, and purchase, the
                                             Reset PERQS or Yahoo! Stock in the
                                             open market. See "Use of Proceeds
                                             and Hedging" above.

                                             The Agent proposes initially to
                                             offer the Reset PERQS directly to
                                             the public at the public offering
                                             price set forth on the cover page
                                             hereof plus accrued interest, if
                                             any, from the Original Issue Date;
                                             provided that the price will be $
                                             per Reset PERQS and the
                                             underwriting discounts and
                                             commissions will be $ per Reset
                                             PERQS for purchasers of greater
                                             than or equal to 100,000 Reset
                                             PERQS in any single transaction,
                                             subject to the holding period
                                             requirements described below.

                                             Delivery of approximately 98.50% of
                                             the Reset PERQS to a purchaser of
                                             100,000 or more Reset PERQS at the
                                             reduced price (the "Delivered Reset
                                             PERQS") will be made on the date of
                                             delivery of the Reset PERQS
                                             referred to on the cover of this
                                             pricing supplement. The balance of
                                             approximately 1.50% of the Reset
                                             PERQS (the "Escrowed Reset PERQS")
                                             purchased by each such investor
                                             will be held in escrow at MS & Co.
                                             for the benefit of the investor and
                                             delivered to such investor if the
                                             investor and any accounts in which
                                             the investor may have deposited any
                                             of its Delivered Reset PERQS have
                                             held all of the Delivered Reset
                                             PERQS for 45 calendar days
                                             following the date of the pricing
                                             supplement or any shorter period
                                             deemed appropriate by the Agent. If
                                             an investor or any account in which
                                             the investor has deposited any of
                                             its Delivered Reset PERQS fails to
                                             satisfy the holding period
                                             requirement, as determined by the
                                             Agent, all of the investor's
                                             Escrowed Reset PERQS will be
                                             forfeited by the investor and not
                                             delivered to it. The Escrowed Reset
                                             PERQS will instead be delivered to
                                             the Agent for sale to investors.
                                             This forfeiture will have the
                                             effect of increasing the purchase
                                             price per Reset PERQS for such
                                             investors to 100% of the principal
                                             amount of
                                             the Reset PERQS. Should investors
                                             who are subject to the holding
                                             period requirement sell their Reset
                                             PERQS once the holding period is no
                                             longer applicable, the market price
                                             of the Reset PERQS may be adversely
                                             affected. See also "Plan of
                                             Distribution" in the accompanying
                                             prospectus supplement.

ERISA Matters for Pension Plans
and Insurance Companies...................   Each fiduciary of a pension,
                                             profit-sharing or other employee
                                             benefit plan subject to the
                                             Employee Retirement Income Security
                                             Act of 1974, as amended ("ERISA")
                                             (a "Plan"), should consider the
                                             fiduciary standards of ERISA in the
                                             context of the Plan's particular
                                             circumstances before authorizing an
                                             investment in the Reset PERQS.
                                             Accordingly, among other factors,
                                             the fiduciary should consider
                                             whether the investment would
                                             satisfy the prudence and
                                             diversification requirements of
                                             ERISA and would be consistent with
                                             the documents and instruments
                                             governing the Plan.

                                             In addition, we and certain of our
                                             subsidiaries and affiliates,
                                             including MS & Co. and Dean Witter
                                             Reynolds Inc. ("DWR"), are each be
                                             considered a "party in interest"
                                             within the meaning of the Employee
                                             Retirement Income Security Act of
                                             1974, as amended ("ERISA"), or a
                                             "disqualified person" within the
                                             meaning of the Internal Revenue
                                             Code of 1986, as amended (the
                                             "Code") with respect to many Plans.
                                             Prohibited transactions within the
                                             meaning of ERISA or the Code would
                                             likely arise, for example, if the
                                             Reset PERQS are acquired by or with
                                             the assets of a Plan with respect
                                             to which MS & Co., DWR or any of
                                             their affiliates is a service
                                             provider, unless the Reset PERQS
                                             are acquired pursuant to an
                                             exemption from the "prohibited
                                             transaction" rules. A violation of
                                             these "prohibited transaction"
                                             rules may result in an excise tax
                                             or other liabilities under ERISA
                                             and/or Section 4975 of the Code for
                                             such persons, unless exemptive
                                             relief is available under an
                                             applicable statutory or
                                             administrative exemption.

                                             The U.S. Department of Labor has
                                             issued five prohibited transaction
                                             class exemptions ("PTCEs") that may
                                             provide exemptive relief for direct
                                             or indirect prohibited transactions
                                             resulting from the purchase or
                                             holding of the Reset PERQS. Those
                                             class exemptions are PTCE 96-23
                                             (for certain transactions
                                             determined by in-house asset
                                             managers), PTCE 95-60 (for certain
                                             transactions involving insurance
                                             company general accounts), PTCE
                                             91-38 (for certain transactions
                                             involving bank collective
                                             investment funds), PTCE 90-1 (for
                                             certain transactions involving
                                             insurance company separate
                                             accounts), and PTCE 84-14 (for
                                             certain transactions determined by
                                             independent qualified asset
                                             managers).

                                             Because we are considered a party
                                             in interest with respect to many
                                             Plans, the Reset PERQS may not be
                                             purchased or held by any Plan, any
                                             entity whose underlying assets
                                             include "plan assets" by reason of
                                             any Plan's investment in the entity
                                             (a "Plan Asset Entity") or any
                                             person investing "plan assets" of
                                             any Plan, unless such purchaser or
                                             holder is eligible for exemptive
                                             relief, including relief available
                                             under PTCE 96-23, 95-60, 91-38,
                                             90-1, or 84-14 or such purchase and
                                             holding is otherwise not
                                             prohibited. Any purchaser,
                                             including any fiduciary purchasing
                                             on behalf of a Plan, or holder of
                                             the Reset PERQS will be deemed to
                                             have represented, in its corporate
                                             and
                                             fiduciary capacity, by its purchase
                                             and holding thereof that it either
                                             (a) is not a Plan or a Plan Asset
                                             Entity and is not purchasing such
                                             securities on behalf of or with
                                             "plan assets" of any Plan or (b) is
                                             eligible for exemptive relief or
                                             such purchase or holding is not
                                             prohibited by ERISA or Section 4975
                                             of the Code.

                                             Due to the complexity of these
                                             rules and the penalties that may be
                                             imposed upon persons involved in
                                             non-exempt prohibited transactions,
                                             it is particularly important that
                                             fiduciaries or other persons
                                             considering purchasing the Reset
                                             PERQS on behalf of or with "plan
                                             assets" of any Plan consult with
                                             their counsel regarding the
                                             availability of exemptive relief
                                             under PTCE 96-23, 95-60, 91-38, 90-
                                             1 or 84-14.

                                             Purchasers of the Reset PERQS have
                                             exclusive responsibility for
                                             ensuring that their purchase and
                                             holding of the Reset PERQS do not
                                             violate the prohibited transaction
                                             rules of ERISA or the Code.

United States Federal Income Taxation.....   The following summary is based on
                                             the advice of Davis Polk &
                                             Wardwell, our special tax counsel
                                             ("Tax Counsel"), and is a general
                                             discussion of the principal
                                             potential U.S. federal income tax
                                             consequences to initial holders of
                                             the Reset PERQS purchasing the
                                             Reset PERQS at the Issue Price, who
                                             will hold the Reset PERQS as
                                             capital assets within the meaning
                                             of Section 1221 of the Code. This
                                             summary is based on the Code,
                                             administrative pronouncements,
                                             judicial decisions and currently
                                             effective and proposed Treasury
                                             Regulations, changes to any of
                                             which subsequent to the date of
                                             this pricing supplement may affect
                                             the tax consequences described
                                             herein. This summary does not
                                             address all aspects of the U.S.
                                             federal income taxation that may be
                                             relevant to a particular holder in
                                             light of its individual
                                             circumstances or to certain types
                                             of holders subject to special
                                             treatment under the U.S. federal
                                             income tax laws (e.g., certain
                                             financial institutions, tax-exempt
                                             organizations, dealers in options
                                             or securities, or persons who hold
                                             a Reset PERQS as a part of a
                                             hedging transaction, straddle,
                                             conversion or other integrated
                                             transaction). As the law applicable
                                             to the U.S. federal income taxation
                                             of instruments such as the Reset
                                             PERQS is technical and complex, the
                                             discussion below necessarily
                                             represents only a general summary.
                                             Moreover, the effect of any
                                             applicable state, local or foreign
                                             tax laws is not discussed.

                                             General

                                             Pursuant to the terms of the Reset
                                             PERQS, we and every holder of a
                                             Reset PERQS agree (in the absence
                                             of an administrative determination
                                             or judicial ruling to the contrary)
                                             to characterize a Reset PERQS for
                                             all tax purposes as an investment
                                             unit consisting of the following
                                             components (the "Components"): (i)
                                             a contract (the "Forward Contract")
                                             that requires the holder of the
                                             Reset PERQS to purchase, and us to
                                             sell, for an amount equal to $
                                             (the "Forward Price"), Yahoo! Stock
                                             at maturity (or, alternatively,
                                             upon an earlier redemption of the
                                             Reset PERQS), and (ii) a deposit
                                             with us of a fixed amount of cash,
                                             equal to the Issue Price, to secure
                                             the holder's obligation to purchase
                                             Yahoo! Stock (the "Deposit"), which
                                             Deposit bears an annual yield of %
                                             per annum, which yield is based on
                                             our
                                             cost of borrowing. Under this
                                             characterization, it is possible
                                             that less than the full quarterly
                                             payments on the Reset PERQS will be
                                             attributable to the yield on the
                                             Deposit. If this is the case, the
                                             excess of the quarterly payments on
                                             the Reset PERQS over the portion of
                                             those payments attributable to the
                                             yield on the Deposit would
                                             represent payments attributable to
                                             the holders' entry into the Forward
                                             Contract (the "Contract Fees").
                                             Furthermore, based on our
                                             determination of the relative fair
                                             market values of the Components at
                                             the time of issuance of the Reset
                                             PERQS, we will allocate 100% of the
                                             Issue Price of the Reset PERQS to
                                             the Deposit and none to the Forward
                                             Contract. Our allocation of the
                                             Issue Price among the Components
                                             will be binding on a holder of the
                                             Reset PERQS, unless such holder
                                             timely and explicitly discloses to
                                             the IRS that its allocation is
                                             different from ours. The treatment
                                             of the Reset PERQS described above
                                             and our allocation are not,
                                             however, binding on the IRS or the
                                             courts. No statutory, judicial or
                                             administrative authority directly
                                             addresses the characterization of
                                             the Reset PERQS or instruments
                                             similar to the Reset PERQS for U.S.
                                             federal income tax purposes, and no
                                             ruling is being requested from the
                                             IRS with respect to the Reset
                                             PERQS. Due to the absence of
                                             authorities that directly address
                                             instruments that are similar to the
                                             Reset PERQS, Tax Counsel is unable
                                             to render an opinion as to the
                                             proper U.S. federal income tax
                                             characterization of the Reset
                                             PERQS. As a result, significant
                                             aspects of the U.S. federal income
                                             tax consequences of an investment
                                             in the Reset PERQS are not certain,
                                             and no assurance can be given that
                                             the IRS or the courts will agree
                                             with the characterization described
                                             herein. Accordingly, you are urged
                                             to consult your tax advisor
                                             regarding the U.S. federal income
                                             tax consequences of an investment
                                             in the Reset PERQS (including
                                             alternative characterizations of
                                             the Reset PERQS) and with respect
                                             to any tax consequences arising
                                             under the laws of any state, local
                                             or foreign taxing jurisdiction.
                                             Unless otherwise stated, the
                                             following discussion is based on
                                             the treatment and the allocation
                                             described above.

                                             U.S. HOLDERS

                                             As used herein, the term "U.S.
                                             Holder" means an owner of a Reset
                                             PERQS that is, for U.S. federal
                                             income tax purposes, (i) a citizen
                                             or resident of the United States,
                                             (ii) a corporation created or
                                             organized under the laws of the
                                             United States or any political
                                             subdivision thereof or (iii) an
                                             estate or trust the income of which
                                             is subject to United States federal
                                             income taxation regardless of its
                                             source.

                                             Tax Treatment of the Reset PERQS

                                             Assuming the characterization of
                                             the Reset PERQS and the allocation
                                             of the Issue Price as set forth
                                             above, Tax Counsel believes that
                                             the following U.S. federal income
                                             tax consequences should result.

                                             Quarterly Payments and Original
                                             Issue Discount on the Reset PERQS.
                                             If the Forward Price exceeds the
                                             Issue Price by at least 0.25% of
                                             the Forward Price multiplied by the
                                             number of complete years to
                                             maturity, the Deposit will be
                                             subject to the "original issue
                                             discount" rules, and a U.S. Holder
                                             will include "qualified stated
                                             interest" equal to the stated
                                             interest on the Reset PERQS in
                                             income in accordance with the U.S.
                                             Holder's method of accounting for
                                             federal income tax purposes.
                                             Additionally, each U.S. Holder,
                                             including a taxpayer who otherwise
                                             uses the cash method of accounting,
                                             will be required to include
                                             original issue discount ("OID") on
                                             the Deposit (in an aggregate amount
                                             equal to the Forward Price less the
                                             Issue Price) in income as it
                                             accrues, in accordance with a
                                             constant yield method based on a
                                             compounding of interest. Under
                                             these circumstances, the amount of
                                             income recognized by a U.S. Holder
                                             will generally be more than the
                                             stated interest paid to the U.S.
                                             Holder and will increase during the
                                             term of the Reset PERQS.

                                             If the Forward Price of the Reset
                                             PERQS exceeds the Issue Price by
                                             less than 0.25% of the Forward
                                             Price multiplied by the number of
                                             complete years to maturity, such
                                             excess will be treated as de
                                             minimis OID, and will be taxable to
                                             the holder at maturity as capital
                                             gain (unless the holder elects to
                                             accrue such de minimis OID on a
                                             current basis). Quarterly payments
                                             on the Reset PERQS will generally
                                             be taxable to a U.S. Holder as
                                             ordinary income at the time accrued
                                             or received in accordance with the
                                             U.S. Holder's method of accounting
                                             for U.S. federal income tax
                                             purposes.

                                             However, if the Forward Price does
                                             not exceed the Issue Price, then to
                                             the extent attributable to the
                                             yield on the Deposit, quarterly
                                             payments on the Reset PERQS will
                                             generally be taxable to a U.S.
                                             Holder as ordinary income at the
                                             time accrued or received in
                                             accordance with the U.S. Holder's
                                             method of accounting for U.S.
                                             federal income tax purposes. As
                                             discussed above, any excess of the
                                             quarterly payments over the portion
                                             thereof attributable to the yield
                                             on the Deposit will be treated as
                                             Contract Fees. Although the federal
                                             income tax treatment of Contract
                                             Fees is uncertain, we intend to
                                             take the position that any Contract
                                             Fees with respect to the Reset
                                             PERQS constitute taxable income to
                                             a U.S. Holder at the time accrued
                                             or received in accordance with the
                                             U.S. Holder's method of accounting
                                             for U.S. federal income tax
                                             purposes.

                                             Tax Basis. Based on our
                                             determination set forth above, the
                                             U.S. Holder's tax basis in the
                                             Forward Contract will be zero, and
                                             the U.S. Holder's tax basis in the
                                             Deposit will be 100% of the Issue
                                             Price. The U.S. Holder's tax basis
                                             in the Deposit will be subsequently
                                             increased by any OID accrued with
                                             respect thereto.

                                             Settlement of the Forward Contract.
                                             Upon the maturity of the Forward
                                             Contract, a U.S. Holder would,
                                             pursuant to the Forward Contract,
                                             be deemed to have applied the
                                             Forward Price toward the purchase
                                             of Yahoo! Stock, and a U.S. Holder
                                             would not recognize any gain or
                                             loss with respect to any Yahoo!
                                             Stock received thereon. However, as
                                             stated above, any de minimis OID on
                                             the Deposit that the holder has not
                                             previously included in income will
                                             be taxable to the holder at the
                                             maturity of the Deposit and the
                                             concurrent settlement of the
                                             Forward Contract. With respect to
                                             any cash received upon maturity, a
                                             U.S. Holder would recognize gain or
                                             loss. The amount of such gain or
                                             loss would be the extent to which
                                             the amount of such cash received
                                             differs from the pro rata portion
                                             of the Forward Price
                                             allocable to the cash. Any such
                                             gain or loss would generally be
                                             capital gain or loss, as the case
                                             may be.

                                             With respect to any Yahoo! Stock
                                             received upon maturity, the U.S.
                                             Holder would have an adjusted tax
                                             basis in such Yahoo! Stock equal to
                                             the pro rata portion of the Forward
                                             Price allocable thereto. The
                                             allocation of the Forward Price
                                             between cash and Yahoo! Stock
                                             should be based on the amount of
                                             the cash received and the relative
                                             fair market value, as of the
                                             maturity, of Yahoo! Stock. U.S.
                                             Holders should note that the
                                             holding period of any Yahoo! Stock
                                             received would start on the day
                                             after the maturity of the Reset
                                             PERQS.

                                             U.S. Holders should note that while
                                             any accrued but unpaid interest on
                                             the Deposit and any Contract Fees
                                             would be taxable as ordinary
                                             income, any gain or loss recognized
                                             upon the final settlement of the
                                             Forward Contract generally would be
                                             capital gain or loss. The
                                             distinction between capital gain or
                                             loss and ordinary gain or loss is
                                             potentially significant in several
                                             respects. For example, limitations
                                             apply to a U.S. Holder's ability to
                                             offset capital losses against
                                             ordinary income, and certain U.S.
                                             Holders may be subject to lower
                                             U.S. federal income tax rates with
                                             respect to long-term capital gain
                                             than with respect to ordinary gain.
                                             U.S. Holders should consult their
                                             tax advisors with respect to the
                                             treatment of capital gain or loss
                                             on a Reset PERQS.

                                             Sale or Exchange of the Reset
                                             PERQS. Upon a sale or exchange of a
                                             Reset PERQS prior to the maturity
                                             of the Reset PERQS, a U.S. Holder
                                             would recognize taxable gain or
                                             loss equal to the difference
                                             between the amount realized on such
                                             sale or exchange and such U.S.
                                             Holder's tax basis in the Reset
                                             PERQS so sold or exchanged. Any
                                             such gain or loss would generally
                                             be capital gain or loss, as the
                                             case may be. Such U.S. Holder's tax
                                             basis in the Reset PERQS would
                                             generally equal the U.S. Holder's
                                             tax basis in the Deposit. For these
                                             purposes, the amount realized does
                                             not include any amount attributable
                                             to accrued but unpaid interest
                                             payments on the Deposit, which
                                             would be taxed as described under
                                             "--Quarterly Payments and Original
                                             Issue Discount on the Reset PERQS"
                                             above. It is uncertain whether the
                                             amount realized includes any amount
                                             attributable to accrued but unpaid
                                             Contract Fees. U.S. Holders should
                                             consult their tax advisors
                                             regarding the treatment of accrued
                                             but unpaid Contract Fees upon the
                                             sale or exchange of a Reset PERQS.

                                             Possible Alternative Tax Treatments
                                             of an Investment in the Reset PERQS

                                             Due to the absence of authorities
                                             that directly address the proper
                                             characterization of the Reset
                                             PERQS, no assurance can be given
                                             that the IRS will accept, or that a
                                             court will uphold, the
                                             characterization and tax treatment
                                             described above. In particular, the
                                             IRS could seek to analyze the U.S.
                                             federal income tax consequences of
                                             owning a Reset PERQS under Treasury
                                             regulations governing contingent
                                             payment debt instruments (the
                                             "Contingent Payment Regulations").

                                             If the IRS were successful in
                                             asserting that the Contingent
                                             Payment Regulations applied to the
                                             Reset PERQS, the timing and
                                             character of
                                             income thereon would be
                                             significantly affected. Among other
                                             things, a U.S. Holder would be
                                             required to accrue as original
                                             issue discount income, subject to
                                             adjustments, at a "comparable
                                             yield" on the Issue Price. In
                                             addition, a U.S. Holder would
                                             recognize income upon maturity of
                                             the Reset PERQS to the extent that
                                             the value of Yahoo! Stock and cash
                                             (if any) received exceeds the
                                             adjusted issue price. Furthermore,
                                             any gain realized with respect to
                                             the Reset PERQS would generally be
                                             treated as ordinary income.

                                             Even if the Contingent Payment
                                             Regulations do not apply to the
                                             Reset PERQS, other alternative
                                             federal income tax
                                             characterizations or treatments of
                                             the Reset PERQS are also possible,
                                             and if applied could also affect
                                             the timing and the character of the
                                             income or loss with respect to the
                                             Reset PERQS. It is possible, for
                                             example, that a Reset PERQS could
                                             be treated as constituting a
                                             prepaid forward contract. Other
                                             alternative characterizations are
                                             also possible. Accordingly,
                                             prospective purchasers are urged to
                                             consult their tax advisors
                                             regarding the U.S. federal income
                                             tax consequences of an investment
                                             in the Reset PERQS.

                                             Constructive Ownership

                                             Section 1260 of the Code treats a
                                             taxpayer owning certain types of
                                             derivative positions in property as
                                             having "constructive ownership" in
                                             that property, with the result that
                                             all or a portion of the long term
                                             capital gain recognized or deemed
                                             to be recognized (as described
                                             below) by such taxpayer with
                                             respect to the derivative position
                                             would be recharacterized as
                                             ordinary income. Although Section
                                             1260 in its current form does not
                                             apply to the Reset PERQS, Section
                                             1260 authorizes the Treasury
                                             Department to promulgate
                                             regulations (possibly with
                                             retroactive effect) to expand the
                                             application of the "constructive
                                             ownership" regime. There is no
                                             assurance that the Treasury
                                             Department will not promulgate
                                             regulations to apply the regime to
                                             the Reset PERQS. If Section 1260
                                             were to apply to the Reset PERQS,
                                             the effect on a U.S. Holder would
                                             be to treat all or a portion of the
                                             long term capital gain (if any)
                                             recognized by such U.S. Holder on
                                             sale or maturity of a Reset PERQS
                                             as ordinary income, but only to the
                                             extent such long term capital gain
                                             exceeds the long term capital gain
                                             that would have been recognized by
                                             such U.S. Holder if the U.S. Holder
                                             had acquired the underlying stock
                                             itself on the issue date of the
                                             Reset PERQS and disposed of the
                                             underlying stock upon disposition
                                             (including retirement) of the Reset
                                             PERQS. Section 1260, if applicable,
                                             would require a U.S. Holder that
                                             receives shares of Yahoo! Stock at
                                             maturity to recognize as ordinary
                                             income the amount that would have
                                             been treated as ordinary income
                                             according to the rule described in
                                             the preceding sentence, if the U.S.
                                             Holder had sold the Reset PERQS at
                                             maturity for fair market value. In
                                             addition, Section 1260 would impose
                                             an interest charge on the gain (or
                                             deemed gain) that was
                                             recharacterized on the sale or
                                             maturity of the Reset PERQS.

                                             Backup Withholding and Information
                                             Reporting

                                             A U.S. Holder of a Reset PERQS may
                                             be subject to information reporting
                                             and to backup withholding at a rate
                                             of 31 percent of the amounts paid
                                             to the U.S. Holder, unless such
                                             U.S. Holder provides

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                                             proof of an applicable exemption or
                                             a correct taxpayer identification
                                             number, and otherwise complies with
                                             applicable requirements of the
                                             backup withholding rules. The
                                             amounts withheld under the backup
                                             withholding rules are not an
                                             additional tax and may be refunded,
                                             or credited against the U.S.
                                             Holder's U.S. federal income tax
                                             liability, provided the required
                                             information is furnished to the
                                             IRS.


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                        MORGAN STANLEY DEAN WITTER & CO.